UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  CENTREX, INC.
              (Exact name of small business issuer in its charter)

        Oklahoma                                                73-1554121
(State of incorporation)        (Primary SIC Code)        (IRS Employer ID No.)

                            9202 South Toledo Avenue
                              Tulsa, Oklahoma 74137
                                 (918) 494-2880
              (Address of Principal Executive Offices and Zip Code)

                                Ronald C. Kaufman
                           Kaufman & Associates, PLLC
                          624 South Boston, 10th Floor
                              Tulsa, Oklahoma 74119
                                 (918) 584-4463
            (Name, address and telephone number of agent for service)

                                  With Copy To:
                                Ronald C. Kaufman
                           Kaufman & Associates, PLLC
                          624 South Boston, 10th Floor
                              Tulsa, Oklahoma 74119
                                 (918) 584-4463

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-101593


                         Calculation of Registration Fee


                                                                                  Proposed      Proposed
                                                                                  Maximum       Maximum
                                                               Amount to be       Offering     Aggregate     Amount of
                                                              Registered (1)      Price per     Offering    Registration
Title of Securities to be Registered                                                Share        Price        Fee (6)
--------------------------------------------------------- ----------------------- ----------- ------------- -------------

Common Stock, $0.001 par value..........................      9,002,400            $0.12(2)     $1,080,288        $99.39
Common Stock, $0.001 par value, issuable upon exercise
of warrants.............................................         50,000            $0.38(3)        $19,000         $1.75
                                                          ----------------------- ----------- ------------- -------------

                                                              9,052,400                         $1,099,288       $101.14
                                                          ----------------------- ----------- ------------- -------------


(1) Pursuant to Rule 416, this registration statement also covers such additional shares of common stock as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of our common stock as reported on the OTC Bulletin Board on January 21, 2003.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based upon the price at which the options or warrants may be exercised as determined in accordance with Rule 456(c).

(6) Fees are calculated by multiplying the aggregate offering price by .000092 pursuant to Section 6(b) of the Securities Act.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay this effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

            INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON
                FORM SB-2, REGISTRATION STATEMENT NO. 333-101593

     This registration statement is being filed pursuant to Rule 462(b)under the Securities Act of 1933, as amended ("Rule 462(b)"), and includes the registration statement facing page, this page, the signature page, an exhibit index, legal opinion and related consent and an accountant's consent. Pursuant to Rule 462(b), the contents of the Registration Statement on Form SB-2 (Registration No. 333-101593) of Centrex, Inc. (the "Company") , including any amendments and exhibits thereto and each of the documents incorporated by reference therein, declared effective on December 9, 2002 by the Securities and Exchange Commission are incorporated by reference into this registration statement.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 22, 2003.



                                   Centrex, Inc.

                                   By     /s/ Thomas R. Coughlin
                                   -------------------------------------
                                   Thomas R. Coughlin, Jr.
                                   President and Chief Executive Officer






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

EXHIBIT INDEX

Exhibit No.     Document Description
-----------     --------------------

5.1             Opinion and consent of Kaufman & Associates, PLLC
23.1            Consent of Tullius Taylor Sartain & Sartain, LLP, Independent
                    Certified Public Accountants.
23.2            Consent of Kaufman & Associates, PLLC (included in Exhibit 5.1)

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